MesaLabs

Mesa Labs Announces Agreement to Acquire Agena Bioscience, Inc

September 14, 2021

Gary Owens, President and CEO

John Sakys, CFO

John Sullivan, Chairman and Investor Relations

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, express or implied statements or guidance regarding the expected results of the proposed acquisition of Agena Bioscience, Inc. ("Agena") on Mesa's future financial performance, including the accretive nature and the timing of the accretive nature of the acquisition, expected synergies following the acquisition of Agena, customer adoption of Agena's products, the expected expansion of Mesa's product lines, the timing of the closing of the acquisition and other statements identified by words like "believe," "expect," "may," "will," "should," "seek," or "could" and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; our ability to integrate Agena's business and personnel and to achieve expected synergies; our ability to maintain or expand Agena's historical sales; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other acquired intangibles and other asset adjustments; the risk of any litigation relating to the transaction; and other risks detailed in Mesa's most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Mesa periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Mesa contemplated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. These forward-looking statements reflect management's current views and are based only on information currently available to us. Mesa does not undertake to update, whether written or oral, any of these forward-looking statements to reflect a change in its views or events or circumstances, whether as a result of new information or otherwise, that occur after the date hereof except as required by law.

In this presentation, we refer to non-GAAP financial measure adjusted operating income ("AOI") which is defined to exclude the non-cash impact of amortization of intangible assets, stock-based compensation expense, and impairment loss on goodwill and long-lived assets. We are unable to provide a reconciliation of forward-looking AOI because components of the calculation are inherently unpredictable and currently unknown.

Strategic Rationale

Attractive Growth	Unique platform serving the fast-growing clinical genomics market increasing Mesa's organic growth potential
Strong Team	Brings a talented global team with depth transitioning genomics from Discovery to Clinical
The Mesa Way	Opportunity to leverage *The Mesa Way* to accelerate sustainable growth in a highly attractive business

Accretive to Mesa on multiple levels

Agena Bioscience Snapshot



100%
80%
60%
40%
20%
0%
Percentage of Revenue*
(July 1, 2020 – June 30, 2021)
EMEA
APAC
North America
CapEx Hardware
Service
Consumables
Non-Clinical
Sample ID
Oncology
PGx
Hereditary
Channel
OEM Partners
Direct
Geography
Revenue Type
Therapeutic Area
Channel

~ $60M*
June 2021 TTM Revenue

Mid-60's%
Gross Profit

High Single Digit
Anticipated Core Revenues Growth

Global presence, strong business model, growing applications, and customer intimacy

*Excludes COVID related revenue

MesaLabs

Agena Bioscience Platform



- *Typer*
- *Typer Dx*



MassArray



Software

Hardware

Agena

BIOSCIENCE

MassARRAY System

Flexible Architecture for LDT and IVD

Sample Prep



Chemistry


Agena

- *iPlex*
- *ClearSEEK*
- *UltraSEEK*

Consumables



SpectroCHIP

Differentiated, proven, flexible platform for targeted Clinical Genomics

Clinical Genomics – Applications






Lab Developed Tests			IVD
Oncology	**PharmacoGenetics**	**Hereditary**	**Infectious Disease**
Pan Cancer Screening	Psychiatric	NIPT	Emerging (Gastro, UTI, STI)
Tumor Informed Screening	Oncology	Carrier Screening	STDs
Solid Tumor profiling	Pain	Newborn / Pediatric	Viral Load
Tumor Informed Tx/Rx Guidance	Cardiology	Deafness	Blood Screening
Tumor Informed Tx/Rx Monitoring			Hospital Acquired Infections
Tumor Informed Minimum Residual			Infectious Disease Variants

Discovery

IVD

Genomics rapidly progressing from Discovery into Clinical via Lab Developed Tests. Agena enables same day diagnostics for complex diseases

MesaLabs

Application Example – Hereditary (Cystic Fibrosis)

Hereditary Genetics



carrier – father
carrier – mother
cystic fibrosis
carrier
carrier
unaffected



Genetic Markers

Therapies



- Cystic Fibrosis (CF) is a hereditary genetic disease that causes persistent lung infections
- FDA approved first DNA test for CF in 2005
- Genetic screening for CF has been recommended for over a decade from ACMG* and ACOG** for all pregnancies
- ACMG and ACOG have 23 and 49 variants, respectively recommended. LDTs add new markers to further our understanding of the genetic sources of the disease

Complicated disease with high number of genetic variants determining pre-conception risk and long-term therapies

*American College of Medical Genetics and Genomics (ACMG)
** American College of Obstetricians and Gynecologists (ACOG)

MesaLabs

Application – PharmacoGenetics (PGx)



Genomics
Disease
PGx
Therapeutics

- PharmacoGenetic tests (PGx) are performed to evaluate a person's potential response to a drug therapy
- Many FDA approved drugs (> 250 FDA) require PGx designations to ensure patient safety, dosing and response to therapy
- PGx tests enable personalized medicine to be realized for all; even from generic drugs
- Common drug types with PGx designation:
  - Blood thinners
  - Pain medications
  - Anti-depressants
  - Arthritis
  - Cancer
  - Anti-seizure

The intersection of disease, available therapeutics, and genomics for personalized medicine

MesaLabs

Transaction Details

Growth Potential 〉 High single digit core revenues in the mid-term with strong operating leverage. Longer-term strategic upside in accelerated China IVD and Oncology

ROIC 〉 Expect high single digit AOI returns by year 5, AOI per share accretive in year 1*

Funding 〉 Cash on hand and existing credit facility

Strong value creation opportunity

*Excluding the impact of purchase accounting